Filed pursuant to Rule 433

Registration Statement No. 333-175037

June 14, 2013

Rio Tinto Finance (USA) plc

Pricing Term Sheet

June 14, 2013

Fixed Rate Notes
Issuer:	Rio Tinto Finance (USA) plc
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Principal Amount:	$1,000,000,000
Maturity:	June 17, 2016
Coupon:	1.375% per annum
Price to Public:	99.708%
Underwriting Discount and Commissions:	0.250%
Yield to maturity:	1.475%
Spread to Benchmark Treasury:	T+100 bps
Benchmark Treasury:	0.250% due May 15, 2016
Benchmark Treasury Price and Yield:	99-11 1/4, 0.475%
Interest Payment Dates:	Semi-annually in arrears on June 17th and December 17th of each year, commencing on December 17th, 2013
Optional Redemption:	The greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by the Issuer or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 15 basis points.
Settlement:	T+3; June 19, 2013
CUSIP / ISIN:	76720AAL0 / US76720AAL08
Ratings[1]:	A3/A-
Joint Bookrunners:	BNP Paribas Securities Corp. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC RBS Securities Inc
Co-managers:	Bank of China Limited, London Branch Santander Investment Securities Inc. Scotia Capital (USA) Inc.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) plc

Pricing Term Sheet

June 14, 2013

Fixed Rate Notes
Issuer:	Rio Tinto Finance (USA) plc
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Principal Amount:	$1,250,000,000
Maturity:	December 14, 2018
Coupon:	2.250% per annum
Price to Public:	99.086%
Underwriting Discount and Commissions:	0.350%
Yield to maturity:	2.429%
Spread to Benchmark Treasury:	T+140 bps
Benchmark Treasury:	1.000% due May 31, 2018
Benchmark Treasury Price and Yield:	99-27+, 1.029%
Interest Payment Dates:	Semi-annually in arrears on June 14th and December 14th of each year, commencing on December 14th, 2013
Optional Redemption:	A redemption price equal to (i) if redemption occurs prior to November 14, 2018, the greater of (x) 100% of the principal amount of the notes to be redeemed and (y) as certified to the trustee by the Issuer or Rio Tinto, the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread of 25 basis points or (ii) if redemption occurs on or after November 14, 2018, 100% of the principal amount of the notes to be redeemed, together, in each case, with accrued interest on the principal amount of the notes to be redeemed to the date of redemption.
Settlement:	T+3; June 19, 2013
CUSIP / ISIN:	76720AAM8 / US76720AAM80
Ratings[1]:	A3/A-
Joint Bookrunners:	BNP Paribas Securities Corp. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC RBS Securities Inc
Co-managers:	Bank of China Limited, London Branch
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) plc

Pricing Term Sheet

June 14, 2013

Floating Rate Notes
Issuer:	Rio Tinto Finance (USA) plc
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Principal Amount:	$250,000,000
Maturity:	June 19, 2015
Price to Public:	100.000%
Underwriting Discount and Commissions:	0.200%
Spread to LIBOR:	+55 bps
Designated LIBOR Page:	Reuters Page LIBOR 01
Interest Rate Basis:	3-month U.S. dollar LIBOR
Initial Interest Rate:	3-month U.S. dollar LIBOR plus 55 basis points, as determined on the second London and New York City business day prior to June 19, 2013
Interest Payment Dates:	Quarterly in arrears on March 19th, June 19th, September 19th and December 19th of each year, commencing on September 19th, 2013
Interest Reset Dates:	March 19th, June 19th, September 19th and December 19th
Day Count Fraction:	Actual/360
Business Day Convention:	Modified following
Optional Redemption:	None.
Settlement:	T+3; June 19, 2013
CUSIP / ISIN:	76720AAH9 / US76720AAH95
Ratings[1]:	A3/A-
Joint Bookrunners:	BNP Paribas Securities Corp. J. P. Morgan Securities LLC Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
RBS Securities Inc
Co-managers:	Bank of China Limited, London Branch
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) plc

Pricing Term Sheet

June 14, 2013

Floating Rate Notes
Issuer:	Rio Tinto Finance (USA) plc
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Principal Amount:	$500,000,000
Maturity:	June 17, 2016
Price to Public:	100.000%
Underwriting Discount and Commissions:	0.250%
Spread to LIBOR:	+84 bps
Designated LIBOR Page:	Reuters Page LIBOR 01
Interest Rate Basis:	3-month U.S. dollar LIBOR
Initial Interest Rate:	3-month U.S. dollar LIBOR plus 84 basis points, as determined on the second London and New York City business day prior to June 19, 2013
Interest Payment Dates:	Quarterly in arrears on March 17th, June 17th, September 17th and December 17th of each year, commencing on September 17th
Interest Reset Dates:	March 17th, June 17th, September 17th and December 17th
Day Count Fraction:	Actual/360
Business Day Convention:	Modified following
Optional Redemption:	None.
Settlement:	T+3; June 19, 2013
CUSIP / ISIN:	76720AAJ5 / US76720AAJ51
Ratings[1]:	A3/A-
Joint Bookrunners:	BNP Paribas Securities Corp. J. P. Morgan Securities LLC Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
RBS Securities Inc
Co-managers:	Bank of China Limited, London Branch
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

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